UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2025

HALLMARK VENTURE GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-56477

florida	34-2001531
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1800 N Town Center Drive, Ste 100 Las Vegas, NV	89144
(Address of principal executive offices)	(Zip Code)

877-646-4833

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On May 12, 2025, Hallmark Venture Group, Inc., a Florida corporation (the “Company”), entered into a Membership Interest Assignment Agreement by and between the Company and Mr. Evan Bloomberg whereby the Company assigned 100% of the Jubilee Intel, LLC membership interest units it held to Mr. Evan Bloomberg in exchange for Mr. Evan Bloomberg transferring all 100,000 Series A Preferred Shares of the Company he held to Selkirk Global Holdings, LLC, an entity controlled by Mr. Paul Strickland, sole director and officer of the Company. A copy of the Membership Interest Assignment Agreement is included as Exhibit 10.01 to this Current Report.

On May 12, 2025, the Company entered into a Release Agreement with Mr. Evan Bloomberg and Jubilee Intel, LLC, whereby the Company and its largest creditor, Nicosel, LLC, will agree to certain terms of the Release Agreement. A copy of the Release Agreement is included as Exhibit 10.02 to this Current Report.

A copy of the aforementioned documents which are filed as Exhibits hereto and incorporated by reference in this Current Report on Form 8-K.

ITEM 2.01	COMPLETION OF DISPOSITION OF ASSETS.

On May 12, 2025, the Company entered into a Membership Interest Assignment Agreement by and between the Company and Mr. Evan Bloomberg whereby the Company assigned 100% of the Jubilee Intel, LLC membership interest units it held to Mr. Evan Bloomberg in exchange for Mr. Evan Bloomberg transferring all 100,000 Series A Preferred Shares of the Company he held to Selkirk Global Holdings, LLC, an entity controlled by Mr. Paul Strickland, sole director and officer of the Company. A copy of the Membership Interest Assignment Agreement is included as Exhibit 10.01 to this Current Report.

As a result of the assignment, Jubilee Intel, LLC is no longer a wholly-owned subsidiary of the Company.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

On May 12, 2025, Mr. Strickland, in his capacity as sole director of the Company, entered into a Membership Interest Assignment Agreement by and between the Company and Mr. Evan Bloomberg whereby the Company assigned 100% of the Jubilee Intel, LLC membership interest units it held to Mr. Evan Bloomberg in exchange for Mr. Evan Bloomberg transferring all 100,000 Series A Preferred Shares of the Company he held to Selkirk Global Holdings, LLC, an entity controlled by Mr. Paul Strickland, sole director and officer of the Company. A copy of the Membership Interest Assignment Agreement is included as Exhibit 10.01 to this Current Report.

As a result of the assignment of the 100,000 Series A Preferred Shares to Selkirk Global Holdings, LLC, controlled by the Company’s sole director and officer, Paul Strickland, a change in control of the Company occurred.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;

On May 2, 2025, the majority shareholder of the Company, Evan Bloomberg, by virtue of his holding the voting control block of 100,000 series A preferred shears, held a shareholder meeting whereby Mr. Bloomberg removed Paul Strickland and Nicholas Cardosi from the board of directors of the Company.

On May 2, 2025, after removing Mr. Strickland from the board of directors, Mr. Bloomberg, as sole director of the Company, held a board meeting and removed Mr. Strickland as Secretary of the Company.

On May 12, 2025, Mr. Bloomberg, in his capacity as controlling shareholder, held a shareholder meeting and nominated Mr. Paul Strickland to the board of directors.

On May 12, 2025, Mr. Bloomberg, in his capacity as sole director of the Company, held a board meeting and appointed Mr. Paul Strickland as President and Secretary of the Company.

On May 12, 2025, Mr. Bloomberg resigned from the board of the Company and all other positions he held in the Company. A copy of Mr. Bloomberg’s resignation letter is included as Exhibit 10.03 to this Current Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
10.01	Membership Interest Assignment Agreement
10.02	Release Agreement
10.03	Resignation Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2025

Hallmark Venture Group, Inc.

By:	/s/ Paul Strickland
Name:	Paul Strickland
Title:	President